Exhibit 10.2

FIRST LIEN SECURITY AGREEMENT

dated as of July 25, 2014

among

KARMAN BUYER CORP.,

as the Borrower,

KARMAN INTERMEDIATE CORP.,

as Holdings,

THE SUBSIDIARY GUARANTORS PARTY HERETO FROM TIME TO TIME,

and

BANK OF AMERICA, N.A.,

as Collateral Agent

Table of Contents

		Page
ARTICLE I

Definitions
Section 1.01	Credit Agreement	1
Section 1.02	Other Defined Terms	2

ARTICLE II

Pledge of Securities

Section 2.01	Pledge	6
Section 2.02	Delivery of the Pledged Collateral	7
Section 2.03	Representations, Warranties and Covenants	8
Section 2.04	Certification of Limited Liability Company and Limited Partnership Interests	10
Section 2.05	Registration in Nominee Name; Denominations	11
Section 2.06	Voting Rights; Dividends and Interest	11
Section 2.07	Collateral Agent Not a Partner or Limited Liability Company Member	13

ARTICLE III

Security Interests in Personal Property
Section 3.01	Security Interest	13
Section 3.02	Representations and Warranties	16
Section 3.03	Covenants	18
Section 3.04	Other Actions	20

ARTICLE IV

Special Provisions Concerning IP Collateral

Section 4.01	Grant of License to Use Intellectual Property	22
Section 4.02	Protection of Collateral Agent’s Security	22

ARTICLE V

Remedies

Section 5.01	Remedies Upon Default	24
Section 5.02	Application of Proceeds	26

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SCHEDULES

Schedule I	—	Initial Subsidiary Guarantors
Schedule II	—	Pledged Equity; Pledged Debt
Schedule III	—	Commercial Tort Claims
Schedule IV	—	UCC Filing Offices

EXHIBITS

Exhibit I	—	Form of Security Agreement Supplement
Exhibit II	—	Form of Perfection Certificate
Exhibit III	—	Form of First Lien Trademark Security Agreement
Exhibit IV	—	Form of First Lien Patent Security Agreement
Exhibit V	—	Form of First Lien Copyright Security Agreement

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This FIRST LIEN SECURITY AGREEMENT, dated as of July 25, 2014 (as amended, restated, amended and restated, modified or supplemented from time to time, this “Agreement”), among KARMAN BUYER CORP., a Delaware corporation (the “Borrower”), KARMAN INTERMEDIATE CORP., a Delaware corporation (“Holdings”), the Subsidiary Guarantors set forth on Schedule I hereto, each other Grantor from time to time party hereto and BANK OF AMERICA, N.A., as the Collateral Agent for the Secured Parties (together, with its successors and assigns, the “Collateral Agent”).

Reference is made to (x) the First Lien Credit Agreement, dated as of July 25, 2014 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders party thereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent (together, with its successors and assigns, the “Administrative Agent”) and Collateral Agent for the Lenders, each Swing Line Lender and each Issuing Bank from time to time party thereto, each Lender from time to time party thereto and the other agents and arrangers party thereto and (y) the First Lien Guaranty, dated as of July 25, 2014 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Guaranty”), among Holdings, the subsidiaries of the Borrower from time to time party thereto as additional guarantors and the Administrative Agent.

The Lenders have agreed to extend credit to the Borrower, the Issuing Bank has indicated its willingness to issue Letters of Credit, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements and the Cash Management Banks have agreed to enter into and/or maintain Cash Management Services, on the terms and conditions set forth in the Credit Agreement, in such Secured Hedge Agreements and in such Cash Management Services agreements, as applicable. Each Guarantor has, pursuant to the Guaranty, unconditionally guaranteed the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to extend such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to enter into and/or maintain such Cash Management Services are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor (as defined below). The Grantors are Affiliates of one another and will derive substantial direct and indirect benefits from (i) the extensions of credit to the Borrower pursuant to the Credit Agreement, (ii) the entering into and/or maintaining by the Hedge Banks of Secured Hedge Agreements with the Borrower and/or one or more of its Restricted Subsidiaries, and (iii) the entering into and/or maintaining by the Cash Management Banks of Cash Management Services with the Borrower and/or one or more of its Restricted Subsidiaries, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the Cash Management Banks to enter into and/or maintain such Cash Management Services. The Intercreditor Agreement governs the relative rights and priorities of the Secured Parties and the Second Lien Secured Parties (as defined in the Intercreditor Agreement) in respect of the Collateral (and with respect to certain other matters as described therein). Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01    Credit Agreement.

(a)    Capitalized terms used in this Agreement, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b)    Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.

(c)    The rules of construction specified in Sections 1.02 through 1.09 (inclusive) of the Credit Agreement also apply to this Agreement.

Section 1.02    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accommodation Payment” has the meaning assigned to such term in Article VI.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Account(s)” means “accounts” as defined in Section 9-102 of the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 4.02(f).

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Allocable Amount” has the meaning assigned to such term in Article VI.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Bankruptcy Event of Default” means any Event of Default under Section 9.01(f) of the Credit Agreement.

“Blue Sky Laws” has the meaning assigned to such term in Section 5.01.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Closing Date Grantor” has the meaning assigned to such term in Section 2.02(a).

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Account” means any Cash Collateral Account (as defined in the Credit Agreement), which cash collateral account shall be maintained with the Collateral Agent for the benefit of the relevant Secured Parties in accordance with the Credit Agreement.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Copyright License” means any written agreement granting any right to any third party under any Copyright owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means, including with respect to any Grantor, all of such Grantor’s right, title and interest in and to, all copyrights in any work subject to the copyright laws of the United States or any other country, whether registered or unregistered and whether published or unpublished, and with respect to the foregoing (a) all registrations and applications for registration thereof, including registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II(B)(1) to the Perfection Certificate, (b) all renewals and extensions thereof, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, and (d) the right to sue for past, present and future infringements thereof.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Equipment” shall mean (x) any “equipment” as such term is defined in Article 9 of the UCC and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, and vehicles now or hereafter owned by any Grantor in each case, regardless of whether characterized as equipment under the UCC and (y) any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Assets” has the meaning assigned to such term in Section 3.01 of this Agreement.

“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01 of this Agreement.

“Excluded Swap Obligations” has the meaning assigned to such term in the Guaranty.

“General Intangibles” has the meaning provided in Article 9 of the UCC and shall in any event include all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), rights to the payment of Money, rights to the payment of insurance claims, rights to the payment of proceeds, goodwill, registrations, franchises, Tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor.

“Global Intercompany Note Obligations” means any and all Indebtedness of Holdings, the Borrower and/or any wholly owned Restricted Subsidiary that is owing to any Loan Party (other than any Excluded Intercompany Debt).

“Grantor” means the Borrower and each Guarantor.

“Grantor Indemnified Liabilities” has the meaning assigned to such term in Section 7.03(b) of this Agreement.

“Guaranty” has the meaning assigned to such term in the introductory paragraphs hereto.

“Holdings” has the meaning assigned to such term in the introductory paragraph hereto.

“Intellectual Property” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the Patents, Copyrights, Licenses, Trademarks, trade secrets, and all other intellectual property rights in confidential or proprietary technical and business information, know how, show how, software and databases.

“Intellectual Property Security Agreement” means a Trademark Security Agreement substantially the form of Exhibit III attached hereto, a Patent Security Agreement substantially in the form of Exhibit IV attached hereto, or a Copyright Security Agreement substantially in the form of Exhibit V attached hereto, as applicable.

“Intercreditor Agreement” means the “Closing Date Intercreditor Agreement” as defined in the Credit Agreement.

“IP Collateral” means, with respect to any Grantor, the Article 9 Collateral consisting of Intellectual Property of such Grantor.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement granting rights under Intellectual Property to which any Grantor is a party.

“Material IP Collateral” means any IP Collateral that is material to the business of any Grantor.

“Money” has the meaning provided in Article 1 of the UCC.

“Patent License” means any written agreement granting to any third party any right to import, make, have made, offer for sale, use or sell any invention, discovery, design or improvement on which a Patent owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any such right with respect to any invention, discovery, design or improvement on which a Patent owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means, including with respect to any Grantor, all of such Grantor’s right, title and interest in and to, all patents of the United States or the equivalent thereof in any other country, all registrations thereof, and all applications for patents of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule II(B)(2) to the Perfection Certificate, and with respect to the foregoing (a) all reissues, reexaminations, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all inventions, discoveries or designs and improvements described or claimed therein, (c) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, and (d) the right to sue for past, present and future infringements thereof.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II or any other form reasonably approved by the Collateral Agent, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates, partnership interests, any other participation in any equity or profits of any business, or other Securities or Instruments now or hereafter included in the Pledged Collateral, including all Pledged Equity, Pledged Debt and all other certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Obligations” means the “Obligations” as defined in the Credit Agreement; it being acknowledged and agreed that the term “Secured Obligations” as used herein shall include each extension of credit under the Credit Agreement and all obligations of the Loan Parties and their respective Subsidiaries which arise under the Loan Documents (including the Guaranty) and obligations of the Loan Parties in respect of Secured Hedge Agreements and Cash Management Obligations, in each case, whether outstanding on the date of this Agreement or extended or arising from time to time after the date of this Agreement; provided that Secured Obligations shall exclude all Excluded Swap Obligations.

“Securities Act” has the meaning assigned to such term in Section 5.01.

“Security” means a “security” as such term is defined in Article 8 of the UCC and, in any event, shall include any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Trademark License” means any written agreement granting to any third party any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any third party, and all rights of any Grantor under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).

“Trademarks” means, including with respect to any Grantor, all of such Grantor’s right, title and interest in and to all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, and other source or business identifiers, whether registered or unregistered, together with all goodwill of the business connected with the use thereof and symbolized thereby, and with respect to the foregoing (a) all registrations and applications for registration thereof, including registrations and pending applications for registration in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, including those listed on Schedule II(B)(3) to the Perfection Certificate, (b) all extensions and renewals thereof, (c) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements and dilutions thereof or injury to the goodwill associated therewith, and (d) the right to sue for past, present and future infringements and dilutions thereof or injury to the goodwill associated therewith.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

“UFCA” has the meaning assigned to such term in Article VI.

“UFTA” has the meaning assigned to such term in Article VI.

ARTICLE II

Pledge of Securities

Section 2.01    Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest in, all of such Grantor’s right, title and interest in, to and under (a) (i) all Equity Interests held by it on the date hereof (including those Equity Interests listed on Schedule II) and (ii) any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the foregoing clauses (i) and (ii) collectively, the “Pledged Equity”), in each case including all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity and all warrants, rights or options issued thereon or with respect thereto; provided that the Pledged Equity shall not include (A) more than 65% of the issued and outstanding voting Equity Interests of (1) each Subsidiary that is a Foreign Subsidiary and (2) each Subsidiary that is a CFC Holdco, (B) any Equity Interests of (1) any Person that is not a direct or indirect wholly-owned Subsidiary of Holdings, the Borrower or any other Loan Party or (2) a joint venture or any other Person (other than a direct or indirect wholly-owned Subsidiary of Holdings, the Borrower or any other Loan Party), in each case to the extent (x) the Organization Documents or other agreements with respect to such Equity Interests with other equity holders prohibits or restricts the pledge of such Equity Interests, (y) the pledge of such Equity Interests is otherwise prohibited or restricted by any other agreement with a third party (other than Holdings, the Borrower or any of their respective Subsidiaries) or would result in a change of control, repurchase obligation or other adverse consequence (in each case, except to the extent that any such prohibition or restriction would be rendered ineffective under the UCC or other applicable Law or principle of equity), (it being acknowledged and agreed that, as of the Closing Date, this clause applies to Equity Interests in Advantage AMP Inc. and Advantage Consumer Healthcare LLC), (C) any margin stock, (D) any Equity Interest, if the pledge thereof or the security interest therein would result in material adverse tax consequences to any Grantor as reasonably determined by the Borrower with notice in writing (which shall reasonably identify the basis for such determination) to the Administrative Agent, and (E) any specifically identified Equity Interest with respect to which the Administrative Agent has determined (in its reasonable judgment) that the costs of pledging, perfecting or maintaining the pledge in respect of such Equity Interest hereunder exceeds the fair market value thereof or the practical benefit to the Secured Parties afforded thereby (any Equity Interests excluded pursuant to clauses (A) through (E) above, the “Excluded Equity Interests”); provided, further, that if and when any Equity Interest shall cease to be an Excluded Equity Interest and would otherwise constitute Pledged Equity, a Lien on and security in such property shall be deemed granted therein and the provisions of this Agreement shall apply to such Equity Interests; (b)(i) any indebtedness, debt securities and promissory notes and the Instruments evidencing Indebtedness owned by it as of the date hereof (including the Global Intercompany Note and those listed opposite the name of such Grantor on Schedule II) and (ii) any indebtedness, debt securities and any promissory notes and any Instruments evidencing Indebtedness owned by such Grantor from time to time in the future (the foregoing clauses (i) and (ii) collectively, the “Pledged Debt”), in each case including all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Debt; provided, further, that the Pledged Debt shall not include Excluded Intercompany Debt; (c) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a), (b) and (c) above; (d) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), and (c) above; and (e) all Proceeds of, and Security Entitlements in respect of, any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02    Delivery of the Pledged Collateral.

(a)    On the Closing Date (in the case of any Grantor that grants a Lien on any of its assets hereunder on the Closing Date (each, including, for the avoidance of doubt, each of Holdings, the Borrower, and each other Grantor party hereto on the Closing Date a “Closing Date Grantor”)) or on the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), each Grantor shall deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities then owned by such Guarantor (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated); provided that promissory notes and Instruments evidencing Indebtedness shall only be so required to be delivered to the extent required pursuant to paragraph (b) of this Section 2.02. Thereafter, whenever such Grantor acquires any other Pledged Security (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated), such Grantor shall promptly (and in any event within forty-five (45) days after receipt by such Grantor (or such longer period as the Administrative Agent may agree in its reasonable discretion)) deliver or cause to be delivered to the Collateral Agent such Pledged Security as Collateral; provided that promissory notes and Instruments evidencing Indebtedness shall only be so required to be delivered to the extent required pursuant to paragraph (b) of this Section 2.02.

(b)    (i) As promptly as practicable (and in any event within forty-five (45) days after receipt by Grantor (or such longer period as the Administrative Agent may agree in its reasonable discretion)), each Grantor will use commercially reasonable efforts to cause any Indebtedness for borrowed money (other than Excluded Intercompany Debt and Global Intercompany Note Obligations) having an aggregate principal amount equal to or in excess of $10,000,000 owed to such Grantor by any Person (other than a Loan Party) to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(ii)    As promptly as practicable (and in any event within forty-five (45) days after receipt by Grantor (or such longer period as the Administrative Agent may agree in its reasonable discretion)),

each Grantor will cause any Global Intercompany Note Obligations owed to such Grantor to be evidenced by the Global Intercompany Note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)    Upon delivery to the Collateral Agent, (i) any certificate or promissory note representing Pledged Collateral shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly-executed in blank reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by such instruments and documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed to supplement Schedule II and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(d)    Notwithstanding the foregoing, to the extent that any Closing Date Grantor does not or cannot deliver any Pledged Collateral (other than Pledged Collateral consisting of the Equity Interests of (i) the Borrower or (ii) any wholly owned Material Domestic Subsidiary of the Borrower to the extent such Pledged Collateral has been delivered to the Borrower on the Closing Date) on the Closing Date, after the use of commercially reasonable efforts to do so, such Closing Date Grantor shall have until the date that is forty-five (45) after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion) to deliver such Pledged Collateral.

(e)    The assignment, pledge and security interest granted in Section 2.01 are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Pledged Collateral.

Section 2.03    Representations, Warranties and Covenants. Each Grantor, jointly and severally, represents, warrants and covenants, as to itself and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties on and as of the Closing Date and each other date as required by Section 2.16 or 4.02 of the Credit Agreement, as applicable, that:

(a)    Schedule II sets forth, as of the Closing Date and as of each date on which a supplement to Schedule II is delivered pursuant to Section 2.02(c), a true and correct list of (i) all the issued and outstanding units of each class of the Equity Interests required to be pledged hereunder and directly owned beneficially, or of record, by such Grantor specifying the issuer, whether the applicable Equity Interest is certificated, and the certificate number (if any) of, and the number and percentage of ownership represented by, such Pledged Equity and (ii) all the Pledged Debt owned by such Grantor (other than checks to be deposited in the ordinary course of business), including all promissory notes and Instruments required to be pledged hereunder;

(b)    the Pledged Equity issued by the Borrower, each other Grantor or their respective wholly owned Material Subsidiaries and the Pledged Debt (solely with respect to Pledged Debt issued by a Person other than any Grantor or any of their respective wholly-owned Subsidiaries) to the best of each Grantor’s knowledge, have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity issued by the Borrower, each other Grantor or their respective wholly owned Material Subsidiaries (other than Pledged Equity consisting of (A) equity of a Person organized other than pursuant to the laws of a state of the United States of America or (B) limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and nonassessable), are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than any Grantor or any of their respective wholly-owned Subsidiaries) to the best of each Grantor’s knowledge, are legal, valid and binding obligations of the issuers thereof, subject to applicable Debtor Relief Laws and general principles of equity and principles of good faith and fair dealing;

(c)    Each of the Grantors (i) is the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II (as of the Closing Date and as of each date on which a supplement to Schedule II is delivered pursuant to this Agreement) as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents, (B) Liens created pursuant to the Second Lien Credit Documents and (C) other Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents, (B) Liens created pursuant to the Second Lien Credit Documents and (C) other Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d)    except for (i) restrictions and limitations imposed by the Loan Documents, the Second Lien Credit Documents, securities laws generally or by Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement and (ii) in the case of Pledged Equity of Persons that are not wholly-owned Material Subsidiaries, transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons or are created in connection with a Disposition permitted by the Loan Documents, the Pledged Equity is and will continue to be freely transferable and assignable, and none of the Pledged Equity is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Equity hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)    each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)    no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity and perfection of the pledge effected hereby (other than (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties or (ii) approvals or consents which have been obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or to be in full force and effect pursuant to the Collateral and Guarantee Requirement);

(g)    by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to and in continued possession by the Collateral Agent in the State of New York in accordance with this Agreement, the Collateral Agent will (i) obtain a legal, valid and first-priority (subject only to (A) Liens permitted pursuant to Section 7.01 of the Credit Agreement that have priority as a matter of law, (B) Pari Passu Lien Debt, and (C) Liens permitted pursuant to Section 7.01 of the Credit Agreement granted to any other agent or trustee pursuant to any refinancing of the Credit Agreement or subsequent refinancing thereof, which refinancing, in each case, is permitted under the Credit Agreement including Credit Agreement Refinancing

Indebtedness and Permitted Pari Passu Secured Refinancing Debt in each case of clauses (B) and (C) that have priority on a pari passu basis with the Liens securing the Secured Obligations) perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations, (ii) have Control of such Pledged Securities and (iii) assuming that neither the Collateral Agent nor any of the other Secured Parties have “notice of an adverse claim” (as defined in Section 8-105 of the UCC) with respect to such Pledged Securities at the time such Pledged Securities constituting Certificated Securities are delivered to the Collateral Agent, be a protected purchaser (within the meaning of Section 8-303 of the UCC) thereof;

(h)    by virtue of the execution and delivery by the Grantors of this Agreement and delivery of the Pledged Debt to and continued possession of the Pledged Debt by the Collateral Agent in the State of New York, the Collateral Agent (for the benefit of the Secured Parties) will (i) obtain a legal, valid and first-priority (subject only to (A) Liens permitted pursuant to Section 7.01 of the Credit Agreement that have priority as a matter of law, (B) Pari Passu Lien Debt and (C) Liens granted to any other agent or trustee pursuant to any refinancing of the Secured Obligations or subsequent refinancing thereof, which refinancing, in each case, is permitted under the Credit Agreement including Credit Agreement Refinancing Indebtedness and Permitted Pari Passu Secured Refinancing Debt in each case of clauses (B) and (C) that have priority on a pari passu basis) perfected lien upon and security interest in such Pledged Debt as security for the payment and performance of the Secured Obligations;

(i)    the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein;

(j)    subject to the terms of this Agreement and to the extent permitted by applicable Law, each Grantor hereby agrees that upon the occurrence and during the continuation of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder and are Uncertificated Securities without further consent by the applicable owner or holder of such Pledged Equity; and

(k)    for so long as the equity interests in Advantage AMP Inc. and Advantage Consumer Healthcare LLC constitute Excluded Equity Interests pursuant to Section 2.01(b)(y), the applicable Grantors represent that such Persons are not wholly-owned Subsidiaries of Holdings, the Borrower or any other Loan Party and the pledge of the Equity Interests in Advantage AMP Inc. and Advantage Consumer Healthcare LLC are prohibited by the Organization Documents or other agreements with regard to such Equity Interests with other equity holders of such Persons.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent (including, without limitation, this Section 2.03) shall be deemed not to apply to such excluded assets.

Section 2.04    Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor acknowledges and agrees that, to the extent any interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be represented by a certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the Closing Date by such Grantor and pledged hereunder that is not certificated, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to the terms hereof.

Section 2.05    Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Borrower prior written notice of its intent to exercise such rights, (a) the Collateral Agent, for the benefit of the Secured Parties, shall have the right (in its sole and absolute discretion) to cause each of the Pledged Securities to be transferred of record into the name of the Collateral Agent or the name of its nominee (as pledgee or as sub-agent) and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement to the extent permitted by the documentation governing such Pledged Securities; provided that, notwithstanding the foregoing, if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give the notice referred to above in order to exercise the rights described above. Each Grantor will promptly give to the Collateral Agent copies of any material notices received by it with respect to Pledged Securities registered in the name of such Grantor. Each Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section 2.05.

Section 2.06    Voting Rights; Dividends and Interest.

(a)    Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided prior notice to the Borrower that the rights of the Grantors under this Section 2.06(a) are being suspended:

(i)    Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)    The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent.

(iii)    Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for

Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be promptly (and in any event within twenty (20) Business Days (or such longer period as the Collateral Agent may agree in its discretion) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor (at the expense of such Grantor) any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted pursuant to the terms of the Credit Agreement.

(b)    Upon the occurrence and during the continuance of any Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under Section 2.06(a), then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2.06(a)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06(b) shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within twenty (20) Business Days (or such longer period as the Collateral Agent may agree in its discretion) delivered to the Collateral Agent upon demand in the same form as so received (with any necessary stock or note powers and other instruments of transfer reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower shall have delivered to the Collateral Agent a certificate to such effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 2.06(a)(iii) in the absence of any such Event of Default and that remain in such account, and such Grantor’s right to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities shall be automatically reinstated.

(c)    Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under Section 2.06(a), then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time upon the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrower shall have delivered to the Collateral Agent a certificate to such effect, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii) shall be reinstated.

(d)    Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under Section 2.06(a), (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under Section 2.06(a)(i) or 2.06(a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing. Notwithstanding anything to the contrary contained in Section 2.06(a), (b) or (c), if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in said Sections in order to exercise any of its rights described in such Sections, and the suspension of the rights of each of the Grantors under each such Section shall be automatic upon the occurrence of such Bankruptcy Event of Default.

(e)    In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request, but in any event solely after an Event of Default has occurred and is continuing.

Section 2.07    Collateral Agent Not a Partner or Limited Liability Company Member. Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

ARTICLE III

Security Interests in Personal Property

Section 3.01    Security Interest.

(a)    As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets and properties, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Documents;

(iv)	all Equipment;

(v)	all General Intangibles;

(vi)	all Instruments;

(vii)	all Inventory;

(viii)	all Investment Property:

(ix)	all books and records pertaining to the Article 9 Collateral;

(x)	all Goods and Fixtures;

(xi)	all Money, cash, cash equivalents, Deposit Accounts, Securities Accounts and Commodities Accounts;

(xii)	all Letter-of-Credit Rights;

(xiii)	all Commercial Tort Claims listed on Schedule III and any supplement thereto;

(xiv)	the Collateral Account, and all cash, Money, Securities and other investments deposited therein;

(xv)	all Supporting Obligations;

(xvi)	all Security Entitlements in any or all of the foregoing;

(xvii)	all Intellectual Property; and

(xviii)     to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that Article 9 Collateral shall not include, and the Security Interest shall not attach to, any of the following assets or property, each being an “Excluded Asset”:

(i)    any asset (including any Equipment or Inventory owned by a Grantor that is subject to a Lien permitted under Section 7.01(i) of the Credit Agreement securing Indebtedness permitted under Section 7.03 of the Credit Agreement to finance or refinance such Equipment or Inventory) or any lease, license, franchise, charter, authorization, contract or agreement to which any Loan Party is a party, together with any rights or interest thereunder, in each case, if and to the extent security interests therein (x) are prohibited by or in violation of any applicable Law, (y) requires any governmental consent or consent of a third party that is not a Loan Party or an Affiliate of a Loan Party (to the extent the applicable Loan Party has used commercially reasonable efforts to obtain such consent) that has not been obtained or (z) in the case of any lease, license, franchise, charter, authorization, contract or agreement, is prohibited by or in violation of a term, provision or condition of any such lease, license, franchise, charter, authorization, contract or agreement to which such Grantor is a party, except, in the case of each of the foregoing clauses (x), (y) and (z), to the extent that such prohibition or restriction would be rendered ineffective under the UCC or other applicable Law or principle of equity; provided, however, that, notwithstanding the foregoing, the Collateral shall include (and the Security Interest shall attach) at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach to any portion of such asset, lease, license, franchise, charter, authorization, contract or agreement not subject to the prohibitions specified in clauses (x), (y) or (z) above; provided, further, that the Excluded Assets referred to in this clause (i) shall not include any Proceeds or receivables of any such asset, lease, license, franchise, charter, authorization, contract or agreement;

(ii)    the Excluded Equity Interests;

(iii)    any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto (it being understood that after such filing and acceptance such intent-to-use application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral);

(iv)    (A) any leasehold interest (including any ground lease interest) in real property, (B) any fee interest in owned real property with a fair market value below $10,000,000 and (C) any Fixtures affixed to any real property to the extent (x) such Fixtures are affixed to any real property with a fair market value below $10,000,000 or (y) a security interest in such Fixtures may not be perfected by the filing of a UCC financing statement in the jurisdiction of organization of the applicable Grantor.

(v)    (A) as extracted collateral, (B) timber to be cut, (C) farm products and (D) manufactured homes;

(vi)    any particular asset, if the pledge thereof or the security interest therein would result in material adverse tax consequences to any Grantor as reasonably determined by the Borrower with notice in writing (which shall reasonably identify the basis for such determination) to the Administrative Agent;

(vii)    any specifically identified asset with respect to which the Administrative Agent has determined (in its reasonable judgment) that the costs of obtaining, perfecting or maintaining a Security Interest or pledge in such asset exceed the fair market value thereof (as determined by the Borrower in its reasonable judgment) or the practical benefit to the Secured Parties afforded thereby;

(viii)    Excluded Intercompany Debt; and

(ix)    motor vehicles, aircraft and other assets subject to certificates of title or ownership (including, without limitation, aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof, in each case to the extent subject to Federal Aviation Act registration requirements, and rolling stock;

provided that if and when any property shall cease to be an Excluded Asset, a Lien on and security interest in such property shall be deemed granted therein and the provisions of this Agreement shall apply to such property, including the Proceeds of any General Intangible, Instrument, license, property right, permit or any other contract or agreement (except to the extent such Proceeds are an Excluded Assets). Notwithstanding anything to the contrary, the Proceeds of, or in respect of, any Excluded Assets shall constitute Article 9 Collateral (except to the extent such Proceeds are an Excluded Asset).

(b)    Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements or continuation statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement including indicating the Collateral as all assets or all personal property of such Grantor or words of similar effect and (ii) contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon reasonable request. The Collateral Agent is further irrevocably authorized to file (to the extent the Grantors have not already made such filings) Intellectual Property Security Agreements, or supplement or amendments thereof, executed by the applicable Grantor(s) with the United States Patent and Trademark Office or United States Copyright Office (or any successor offices). Without limiting the rights and remedies of the Collateral Agent arising under Applicable Law and under the Loan Documents, the Parties agree that in the event an Intellectual Property Security Agreement, or supplement or amendments thereof, is no longer a reasonably acceptable form of documentation to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor offices), as applicable, the authorization granted in the preceding sentence extends to any other documents and actions reasonably necessary to evidence, record, confirm or otherwise perfect the Security Interest in IP Collateral consisting of U.S. issued Patents, U.S. registered Trademarks or U.S. registered Copyrights (and applications for any of the foregoing) naming the Collateral Agent as secured party, but, except as provided under Article V hereof or under the Loan Documents, the Collateral Agent is not authorized to execute any such documents on any Grantor’s behalf (to the extent such execution is necessary).

(c)    The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

Section 3.02    Representations and Warranties. Each Grantor represents and warrants, as to itself and the other Grantors, to the Collateral Agent and the Secured Parties on the Closing Date and on and as of each other date required by Section 2.16 or 4.02 of the Credit Agreement, as applicable, that:

(a)    Each Grantor has valid rights (not subject to any Liens other than Liens permitted by Section 7.01 of the Credit Agreement and the Liens created pursuant to the Second Lien Credit Documents) in the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize or enforce such properties for their intended purposes (which rights are in any event, sufficient under Section 9-203 of the UCC), and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b)    The Perfection Certificate delivered to the Administrative Agent on or prior to the Closing Date has been duly executed and delivered to the Collateral Agent and the information set forth therein, including the exact legal name of each Grantor and its jurisdiction of organization is correct and complete in all material respects (or in all respects in the case of the exact legal name and jurisdiction of organization of each Grantor) as of the Closing Date. UCC financing statements (including fixture filings, as applicable) prepared based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule IV of this Agreement (or specified by notice from the applicable Grantor to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement and the Collateral and Guarantee Requirement), are all the filings, recordings and registrations (other than any filings required to be made in the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the Security Interest in IP Collateral) necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration with respect to such Article 9 Collateral is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of amendment or continuation statements. Each Grantor represents and warrants that, on the Closing Date and on and as of each other date as required by Section 4.02(g) hereof, fully executed Intellectual Property Security Agreements containing a description of all IP Collateral consisting of U.S. Patents (and U.S. Patents for which applications are pending), U.S. registered Trademarks (and U.S. Trademarks for which registration applications are pending) or U.S. registered Copyrights (and U.S. Copyrights for which registration applications are pending), as applicable, have been or will be delivered to the Collateral Agent for recording by the United States Patent and Trademark Office or the United States Copyright Office, as applicable, pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder.

(c)    The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC and (iii) subject to the filings described in Section 3.02(b), and the timely filing with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, of the Intellectual Property Security Agreements delivered in accordance with Section 4.01(a)(iii) of the Credit Agreement and Section 4.02(g), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by the recording of the relevant Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 (it being agreed that additional filings would be necessary with respect to After Acquired Intellectual Property). The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than any Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(d)    The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(e)    All Commercial Tort Claims of each Grantor where the amount of the damages claimed by such Grantor is in excess of $10,000,000 in existence on the date of this Agreement (or on the date upon which such Grantor becomes a party to this Agreement) are described on Schedule III hereto.

(f)    Except as could not reasonably be expected to have a Material Adverse Effect, with respect to the IP Collateral:

(i)    such Grantor is the exclusive owner of all right, title and interest in and to the IP Collateral or otherwise has the right or license to use the IP Collateral;

(ii)    to such Grantor’s knowledge, the operation of such Grantor’s business as currently conducted, including the use of the IP Collateral in connection therewith, does not infringe, misappropriate, or dilute or otherwise violate the intellectual property rights of any third party;

(iii)    the IP Collateral owned by such Grantor and constituting Patents, Trademarks, and Copyrights issued by or registered in the United States Patent and Trademark Office, the United States Copyright Office, or any corresponding foreign governmental agency, is subsisting and has not been adjudged invalid or unenforceable in whole or in part, and to such Grantor’s knowledge, is valid and enforceable, and the Grantor has taken all commercially reasonable actions to maintain the confidentiality and secrecy of its material trade secrets;

(iv)    such Grantor has paid all renewal, maintenance, and other fees and Taxes, and has made all other filings, required to maintain each and every registration and application of Copyrights, Patents and Trademarks included in the IP Collateral that is owned by such Grantor in full force and effect; and

(v)    no claim, action, suit, investigation, litigation or proceeding has been asserted in writing and is pending or, to such Grantor’s knowledge, threatened against such Grantor (A) challenging the validity or enforceability of any IP Collateral owned by such Grantor or Grantor’s ownership of such IP Collateral, (B) alleging that the operation of the Grantor’s business, including Grantor’s use of any IP Collateral owned by such Grantor infringes, misappropriates, or dilutes or otherwise violates any other intellectual property rights of any third party, or (C) alleging that the IP Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement. To such Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, or dilutes or otherwise violates, the Material IP Collateral owned by such Grantor.

Section 3.03    Covenants.

(a)    The Borrower agrees to promptly (and in any event within forty-five (45) calendar days of such event (or such later date as the Collateral Agent may agree in its reasonable discretion)) notify the Collateral Agent of any change (i) in the legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization of any Grantor, (iv) in the location of any Grantor under the UCC or (v) in the organizational identification number of any Grantor. In addition, if any Grantor does not have an organizational identification number on the Closing Date (or the date such Grantor becomes a party to this Agreement) and later obtains one, the Borrower shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably requested by the Collateral Agent to the extent necessary to maintain the security interests (and the priority thereof) of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations, have been made (or will be made in a timely fashion) under the UCC or other applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest to the extent required under the Loan Documents (subject only to Liens expressly permitted by Section 7.01 of the Credit Agreement) in all the Collateral for its own benefit and the benefit of the other Secured Parties.

(b)    Each Grantor shall, at its own expense, take any and all commercially reasonable actions requested by the Collateral Agent necessary to defend title to the Article 9 Collateral owned by it against all Persons claiming an interest therein that is adverse to the interests hereunder of the Collateral Agent or any other Secured Party, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of the business, and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 7.01 of the Credit Agreement.

(c)    At the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01(a) of the Credit Agreement and delivery of the related Compliance Certificate, the Borrower shall deliver to the Collateral Agent a certificate executed by a Responsible Officer of the Borrower setting forth the information required pursuant to the Perfection Certificate (other than Sections 1(B), 1(D), I(E), I(F), I(G) and I(H) of the Perfection Certificate) or confirming that there has been no change in such information since the date of the Perfection Certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c).

(d)    Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral (other than by a Loan Party) that equals or exceeds $10,000,000 shall be or become evidenced by any promissory note or Instrument that constitutes Collateral, such promissory note or Instrument shall be, promptly (and in any event within forty-five (45) days of its acquisition (or such longer period as the Administrative Agent may reasonably agree)), pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, in a manner reasonably satisfactory to the Collateral Agent. All certificates or Instruments representing or evidencing intercompany obligations required to be evidenced and delivered under Section 2.02(b)(i) and the Global Intercompany Note (which is required to be delivered under Section 2.02(b)(ii)), in each case, shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, in a manner reasonably satisfactory to the Collateral Agent.

(e)    Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within ten (10) days after demand for any payment made or any reasonable out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f)    If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which (as determined by the Borrower in good faith) equals or exceeds $10,000,000 to secure payment and performance of an Account or related contracts, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties; provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Assets. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g)    Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.

(h)    Notwithstanding anything in this Agreement to the contrary (i) other than the filing of a UCC financing statement, (A) no actions shall be required to perfect the security interest granted hereunder in any Letter of Credit rights (other than letter of credit rights that constitute Supporting Obligations in respect of other Collateral), (B) no actions shall be required to perfect the security interest granted hereunder in any Commercial Tort Claims of any Grantor where the amount of the damages claimed by such Grantor is less than or equal to $10,000,000; and (C) except for the filings described in Section 3.02(b), no Grantor shall be required to complete any filings or other action with respect to the creation or perfection of the security interests in any Intellectual Property, (ii) no Grantor shall be required to deliver landlord lien waivers, estoppels or collateral access letters in any circumstances, (iii) no action shall be required to perfect a security interest granted hereunder in Deposit Accounts, Commodities Accounts, Securities Accounts or any other similar account or other asset via control other than as expressly provided for under the Credit Agreement with respect to the Cash Collateral Account or otherwise provided for in the Loan Documents or (iv) no Grantor shall be required to complete any filings or take any other action (other than the filings described in Section 3.02(b) or delivery of Collateral as expressly required elsewhere herein) with respect to the creation or perfection of security interests in assets located or titled outside the United States, including any Intellectual Property registered in any jurisdiction outside of the United States and no Grantor shall be required to make any filing with any Governmental Authority, or to enter into any agreement governed by the Laws of any jurisdiction, in each case other the United States, any state thereof (including any subdivision of any state) and the District of Columbia.

Section 3.04    Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)    Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral and evidencing an amount equal to or in excess of $10,000,000 such Grantor shall, in each case, promptly (and in any event, within forty-five (45) days after receipt by

Grantor (or such longer period as the Administrative Agent may agree in its reasonable discretion) endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b)    Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any Certificated Securities, such Grantor, shall promptly (and in any event within forty-five (45) days after receipt by Grantor (or such longer period as the Administrative Agent may agree in its reasonable discretion)), endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. If any Securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, upon the Collateral Agent’s request and following the occurrence and during the continuation of an Event of Default, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (but only to the extent such Securities and other Investment Property constitute Collateral) (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such Securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the Securities. If any Securities, whether certificated or uncertificated, or other Investment Property are held by any Grantor or its nominee through a Securities Intermediary, upon the Collateral Agent’s request and following the occurrence and during the continuation of an Event of Default, such Grantor shall immediately notify the Collateral Agent thereof and at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent shall either (i) cause such Securities Intermediary to agree to comply with Entitlement Orders or other instructions from the Collateral Agent to such Securities Intermediary as to such Security Entitlements without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Collateral Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. Notwithstanding the foregoing, unless and until an Event of Default has occurred and is continuing, the Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, or Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor.

(c)    Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $10,000,000 or more and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall promptly (and in any event within forty-five (45) days (or such longer period as the Collateral Agent may reasonably agree)), notify the Collateral Agent thereof in a writing signed by such Grantor and provide supplements to Schedule III describing the details thereof and shall grant to the Collateral Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

ARTICLE IV

Special Provisions Concerning IP Collateral

Section 4.01    Grant of License to Use Intellectual Property. Without limiting the provisions of Section 3.01 hereof or any other rights of the Collateral Agent as the holder of a Security Interest in any IP Collateral, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent is lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use and sublicense any of the IP Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided, however, that any such license granted by the Collateral Agent to a third party shall include reasonable and customary terms necessary to preserve the existence, validity and value of the affected IP Collateral, including without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, protecting and maintaining the quality standards of the Trademarks in the manner set forth below (it being understood and agreed that, without limiting any other rights and remedies of the Collateral Agent under this Agreement, any other Loan Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such IP Collateral above and beyond (x) the rights to such IP Collateral that each Grantor has reserved for itself and (y) in the case of IP Collateral that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such IP Collateral hereunder).

The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall immediately terminate at such time as the Collateral Agent is no longer lawfully entitled to exercise its rights and remedies under this Agreement. Nothing in this Section 4.01 shall require a Grantor to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor. In the event the license set forth in this Section 4.01 is exercised with regard to any Trademarks, then the following shall apply: (i) all goodwill arising from any licensed or sublicensed use of any Trademark shall inure to the benefit of the applicable Grantor; (ii) the licensed or sublicensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by Grantor immediately prior to the exercise of the license rights set forth herein; and (iii) at the Grantor’s request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed Trademarks, including, without limitation the actions and conduct described in Section 4.02 below.

Section 4.02    Protection of Collateral Agent’s Security.

(a)    Except to the extent permitted by subsection 4.02(h) below, with respect to registration or pending application of each item of its IP Collateral for which such Grantor has standing to do so, each Grantor agrees, at its expense, to take such actions which may include actions in the United

States Patent and Trademark Office, the United States Copyright Office and any other governmental authority located in the United States to (i) maintain any such registered IP Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration, issuance or application included in such IP Collateral of such Grantor.

(b)    [Reserved].

(c)    In the event that any Grantor becomes aware that any item of the Material IP Collateral is being infringed or misappropriated or diluted by a third party, such Grantor shall, to the extent that such Grantor has the legal right to do so, take such actions as such Grantor reasonably deems appropriate under the circumstances to protect such IP Collateral.

(d)    Each Grantor shall use statutory notice as is commercially practical in connection with its use of each item of the Material IP Collateral owned by such Grantor. Except to the extent permitted by subsection 4.02(h) below, no Grantor shall knowingly do or knowingly permit any act or knowingly omit to do any act whereby any of its IP Collateral may reasonably be likely to lapse, be terminated or become invalid or unenforceable or dedicated to the public or lose the status of its trade secrets.

(e)    Except to the extent permitted by subsection 4.02(h) below, each Grantor shall take such actions to preserve and protect each item of its IP Collateral, which include maintaining the quality of products and services offered under Trademarks included in the IP Collateral owned by such Grantor, consistent with the quality of the products and services as of the date hereof, and taking all reasonably necessary steps to ensure that all licensed users of any such Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(f)    Each Grantor agrees that, should it obtain an ownership or other interest in any IP Collateral after the Closing Date (the “After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill of the business connected with the use thereof and symbolized thereby shall automatically become part of the IP Collateral subject to the terms and conditions of this Agreement with respect thereto.

(g)    At the time of delivery of quarterly and annual financial statements pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement and delivery of the related Compliance Certificate, each Grantor shall (i) sign and deliver to the Collateral Agent one or more Intellectual Property Security Agreements, or supplements or amendments thereto, with respect to U.S. registered After-Acquired Intellectual Property or pending applications therefor or any other U.S. registration or application of IP Collateral to the extent that such IP Collateral is not covered by any previous Intellectual Property Security Agreement or supplement or amendment thereto so signed and delivered by it; and (ii) cooperate as reasonably necessary to enable the Collateral Agent to make prompt filings of any reasonably necessary recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.

(h)    Notwithstanding the foregoing provisions of this Section 4.02 or elsewhere in this Agreement, nothing in this Agreement shall prevent any Grantor from abandoning or discontinuing the use or maintenance of any of its IP Collateral, or from failing to take action to enforce license agreements or pursue actions against infringers or take any other actions with respect to its IP Collateral, if such Grantor determines in its reasonable business judgment that such abandonment, discontinuance, or failure to take action is desirable in the conduct of its business.

ARTICLE V

Remedies

Section 5.01    Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party under this Agreement, the UCC or other applicable Law, and also may (or, at the request of the Required Lenders, shall) (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent promptly, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; (iv) withdraw any and all cash or other Collateral from any Collateral Account and apply such cash and other Collateral to the payment of any and all Secured Obligations in the manner provided in Section 5.02 of this Agreement; (v) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate; (vi) with respect to any IP Collateral, on demand, cause the Security Interest to become an assignment, transfer and conveyance of any of or all such IP Collateral (provided that no such demand may be made unless an Event of Default has occurred and is continuing) by the applicable Grantors to the Collateral Agent, the Collateral Agent being free to sell, transfer, offer for sale, otherwise dispose of such IP Collateral, or license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such IP Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine, provided, however, that such terms shall include all terms and restrictions that are customarily required to ensure the continuing validity and effectiveness of the IP Collateral at issue, such as, without limitation, notice, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to Patents, and copyright notices and restrictions or decompilation and reverse engineering of copyrighted software, and confidentiality protections for trade secrets, and (vii) accelerate any Global Intercompany Note Obligations (or any intercompany obligations required to be evidenced and delivered under Section 2.02(b)(i)) that may be accelerated in accordance with its terms, and take or bring all actions and suits deemed necessary or appropriate to effect collection thereof, all in the same manner and to the same extent as any Grantor might have done.

Each Grantor acknowledges and recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. § 77, (as amended and in effect, the “Securities Act”) or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, (b) private sales so made may be at prices and upon other terms less favorable to the seller than if such securities were sold at public sales, (c) neither the Collateral Agent nor any other Secured Party has any obligation to delay sale of any of the Collateral for the period of time necessary to permit such securities to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. To the maximum extent permitted by Law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors ten (10) days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. The Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes of determining the Grantors’ rights in the Collateral, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full, provided, however, that such agreements shall include all terms and restrictions that are customarily required to ensure the continuing validity and effectiveness of the IP Collateral at issue, such as, without limitation, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to patents, and copyright notices and restrictions or decompilation and reverse engineering of copyrighted software, and protecting the confidentiality of trade secrets. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights (except in the case of a Bankruptcy Event of Default, in which case no such notice shall be required), for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or to pay any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within ten (10) days of demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

By accepting the benefits of this Agreement and each other Collateral Document, the Secured Parties expressly acknowledge and agree that this Agreement and each other Collateral Document may be enforced only by the action of the Collateral Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Collateral Documents.

Any exercise of remedies provided in this Section 5.01 shall be subject to the Intercreditor Agreement.

Section 5.02    Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the provisions of Section 9.03 of the Credit Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds by the Collateral Agent or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE VI

Indemnity, Subrogation and Subordination

Upon payment by any Grantor of any Secured Obligations, all rights of such Grantor against the Borrower or any other Grantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior satisfaction of the Termination Conditions. If any amount shall be paid to the Borrower or any other Grantor in contravention of the foregoing subordination on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower or any other Grantor, such amount shall be held in trust for the benefit of the Secured Parties and shall promptly be paid to the Collateral Agent to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Grantor (other than the Borrower) shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Secured Obligations (an “Accommodation Payment”), then the Grantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Grantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Grantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Grantors. As of any date of determination, the “Allocable Amount” of each Grantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Grantor hereunder and under the Credit Agreement without (a) rendering such Grantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Grantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Grantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

ARTICLE VII

Miscellaneous

Section 7.01    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.02 of the Credit Agreement. All communications and notices hereunder to a Grantor other than the Borrower shall be given in care of the Borrower.

Section 7.02    Waivers; Amendment.

(a)    No failure by the Collateral Agent or any Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall impair such right, remedy, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and independent of any rights, remedies, powers and privileges provided by Law. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such rights, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any Loan, issuance of a Letter of Credit, the provision of any Cash Management Services or the provision of services under any Secured Hedge Agreement shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time.

(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.01 of the Credit Agreement.

Section 7.03    Collateral Agent’s Fees and Expenses; Indemnification.

(a)    Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Collateral Agent for its fees and expenses incurred hereunder to the extent provided in Section 11.04 of the Credit Agreement; provided that reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor”.

(b)    Without limitation of the indemnification obligations under the other Loan Documents, but without duplication of amounts paid by the Borrower pursuant to Section 11.05 of the Credit Agreement, each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swing Line Lender, the Lead Arrangers, the Joint Bookrunners and the other Indemnitees against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (but limited, in the case of legal fees and expenses, to the Attorney Costs of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interest of the Indemnitees (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of a conflict of interest between Indemnitees (where the Indemnitees affected by such conflict of interest inform the Borrower in writing of such conflict of interest), one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) (a) the execution, delivery, enforcement, performance or administration of this Agreement or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or the consummation of the transactions contemplated hereby (including, without limitation, the reliance in good faith Indemnitee on any notice purportedly given by or on behalf of the Borrower), (b) any actual or alleged presence of, release of or exposure to, any Hazardous Materials on or from any property currently or formerly owned or operated by any Grantor, or any Environmental Claim or Environmental Liability arising out of the activities or operations of any Grantor, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Grantor Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that any such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith, or willful misconduct of such Indemnitee or of any Related Indemnified Person, (y) a material breach of any obligations under any Loan Document by such Indemnitee or (z) any dispute solely among Indemnitees or of any Related Indemnified Person other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swing Line Lender, a Joint Bookrunner or a Lead Arranger (or other Agent role) under the Facility and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 7.03(b) may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Grantors shall jointly with the other Grantors and severally contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Grantor Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct, bad faith or gross negligence of such Indemnitee or any Related Indemnified Person (as determined by a final and non-appealable judgment of a court of competent jurisdiction), nor shall any Indemnitee or (without limiting the indemnification obligations of the Grantors) any Grantor have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Grantor, in respect of any such damages incurred or paid by an Indemnitee to a third party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.03(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Grantor, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. This Section 7.03(b) shall not apply to any taxes, except any taxes (other than taxes imposed on or measured by net income (however denominated, and including branch profits and similar taxes) and franchise or similar taxes) that represent losses, claims, damages, etc. arising from a non-tax claim (including a value added tax or similar tax charged with respect to the supply of legal or other services).

(c)    Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the satisfaction of the Termination Conditions, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, any investigation made by or on behalf of the Administrative Agent or any other Secured Party, or any resignation of the Administrative Agent, the Collateral Agent, the Swing Line Lender or the Issuing Bank or replacement of any Lender. All amounts due under this Section 7.03 shall be paid within twenty (20) Business Days after written demand therefor.

Section 7.04    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or any Secured Party that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. Except in a transaction expressly permitted under the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Collateral Agent.

Section 7.05    Survival of Agreement. All covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, the provision of any Cash Management Services or the provision of services under any Secured Hedge Agreement, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Collateral

Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until this Agreement is terminated as provided in Section 7.12 hereof, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Agreement in accordance with the terms hereof.

Section 7.06    Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by each Closing Date Grantor (and, with respect to each Person that becomes a Grantor hereunder following the Closing Date, on the date of delivery of a Security Agreement Supplement by such Grantor) and the Collateral Agent and thereafter shall be binding upon and inure to the benefit of each Grantor and the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, subject to Section 7.04 hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf or .tif format via electronic mail) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, restated, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Grantors and their respective successors and assigns. Each of the Grantors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

Section 7.07    Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby, and (b) the parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.08    GOVERNING LAW, ETC.

(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)    BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF ANY

UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)    EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 7.09    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.09 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE

LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.11    Security Interest Absolute. To the extent permitted by Law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any Secured Hedge Agreements, any Cash Management Services, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any Secured Hedge Agreements, any Cash Management Services, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination or release of a Grantor’s obligations hereunder in accordance with the terms of Section 7.12, but without prejudice to reinstatement rights under Section 2.04 of the Guaranty, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 7.12    Termination or Release.

(a)    This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations when the Termination Conditions have been satisfied; provided, however, that in connection with the termination of this Agreement, the Collateral Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Secured Parties against (x) loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to the Obligations in respect of Secured Hedge Agreements and Cash Management Obligations, in each case to the extent not provided for thereunder.

(b)    The Security Interest in any Collateral shall be automatically released in the circumstances set forth in Section 10.11(a) of the Credit Agreement or upon any release of the Lien on such Collateral in accordance with Sections 10.11(b) or (d) of the Credit Agreement, including, without limitation, in connection with any property (and any related rights and any related assets) that is sold or otherwise transferred in connection with a sale and leaseback transaction permitted by the Loan Documents.

(c)    In connection with any termination or release pursuant to paragraph (a) or paragraph (b) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and take all other actions (including return of any pledged collateral) reasonably requested by any Grantor, at such Grantor’s expense, in connection with such release, including authorizing such Grantor or its representatives to file any UCC amendment or termination statements with respect to such release. Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or warranty by the Collateral Agent.

(d)    At any time that the respective Grantor desires that the Collateral Agent take any of the actions described in immediately preceding paragraph (c), it shall, upon request of the Collateral

Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a) or (b) above. The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section 7.12.

Section 7.13    Additional Restricted Subsidiaries. To the extent required by Section 6.11 of the Credit Agreement, a Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein, and such Restricted Subsidiary shall execute and deliver to the Administrative Agent a Security Agreement Supplement. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 7.14    Collateral Agent Appointed Attorney-in-Fact.

(a)    Each Grantor hereby appoints the Collateral Agent the true and lawful attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default and (unless a Bankruptcy Event of Default has occurred and is continuing, in which case no such notice shall be required) delivery of notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (iv) to send verifications of Accounts to any Account Debtor; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (vii) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent or to a Collateral Account and adjust, settle or compromise the amount of payment of any Account or related contracts; (viii) to make, settle and adjust claims in respect of Collateral under policies of insurance and to endorse the name of such Grantor on any check, draft, instrument or any other item of payment with respect to the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; and (ix) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Each Secured Party (including the Collateral Agent) shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither such Secured Party nor any Related Indemnified Person of such Secured Party shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that any action or failure to act by any Secured Party (or Related Indemnified Person of such Secured Party) constituted gross negligence or willful misconduct of such Secured Party (or Related Indemnified Person of such Secured Party) (it being understood that this sentence shall be subject to the limitation on liability set forth in Section 7.03(b)).

(b)    All acts in accordance with this Section 7.14 of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Collateral Agent, for the benefit of the Secured Parties, under this Section 7.14 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.

Section 7.15    General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 7.16    Collateral Agent’s Duties. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

Section 7.17    Recourse; Limited Obligations. This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Credit Agreement and the other Loan Documents, with respect to the Secured Obligations of each Secured Party. It is the desire and intent of each Grantor and each Secured Party that this Agreement shall be enforced against each Grantor to the fullest extent permissible under applicable Law applied in each jurisdiction in which enforcement is sought.

Section 7.18    Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of fixtures and real property leases, letting and licenses of, and contracts, and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

Section 7.19    Right of Setoff. Subject to Section 2.15 of the Credit Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each other Secured Party is hereby authorized by each Grantor at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, without notice to any Grantor or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, in whatever currency) and any other Indebtedness at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Secured Party to or for the credit or the account of any Grantor against any and all of the obligations and liabilities of such Grantor now or hereafter existing under this Agreement or any other Loan Document to such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Grantor may be contingent or unmatured or are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party may have. Each Lender or other Secured Party agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 7.20    Intercreditor Agreement. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

KARMAN BUYER CORP., as Grantor

By:	/s/ Toddy M. Purdy
Name:	Toddy M. Purdy
Title:	Vice President, Secretary & Treasurer

KARMAN INTERMEDIATE CORP., as Grantor

By:	/s/ Toddy M. Purdy
Name:	Toddy M. Purdy
Title:	Vice President, Secretary & Treasurer

[SIGNATURE PAGE TO SECURITY AGREEMENT]

AGS HOLD CO., as Grantor

By:	/s/ Robert Murray
Name:	Robert Murray
Title:	Treasurer

AGS ACQUISITION CO., as Grantor

By:	/s/ Robert Murray
Name:	Robert Murray
Title:	Treasurer

ADVANTAGE SALES & MARKETING INC., as Grantor

By:	/s/ Robert Murray
Name:	Robert Murray
Title:	Treasurer

ADVANTAGE SALES & MARKETING LLC, as Grantor

By:	/s/ Robert Murray
Name:	Robert Murray
Title:	Treasurer

ADVANTAGE WAYPOINT LLC, as Grantor

By:	/s/ Robert Murray
Name:	Robert Murray
Title:	Treasurer

[SIGNATURE PAGE TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COLLATERAL AGENT:

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Henry C. Pennell
Name:	Henry C. Pennell
Title:	Vice President

[SIGNATURE PAGE TO SECURITY AGREEMENT]

SCHEDULE I TO SECURITY AGREEMENT

INITIAL SUBSIDIARY GUARANTORS

1.	AGS Hold Co., a Delaware Corporation*

2.	AGS Acquisition Co., a Delaware Corporation*

3.	Advantage Sales & Marketing Inc., a Delaware Corporation**

4.	Advantage Sales & Marketing LLC, a California limited liability company

5.	Advantage Waypoint LLC, a Delaware limited liability company

*	To be merged with its direct Subsidiary on or promptly following the Closing Date.
**	To become the successor by merger to the Borrower on or promptly following the Closing Date.

Sch. I-1

SCHEDULE II TO SECURITY AGREEMENT

PLEDGED EQUITY; PLEDGED DEBT

Grantor	Current Legal Owned Entities	Type of Organization	Certificate No.	No. of Shares/Interest Issued	No. Shares/ Interest Owned	Percent of Owned Interest Pledged

Karman Intermediate Corp.	Karman Buyer Corp.	Corporation	1	100 shares	100 shares	100%*

Karman Buyer Corp.	AGS Hold Co.	Corporation	N/A	597.3925 shares	597.3925 shares	100%*

AGS Hold Co.	AGS Acquisition Co.	Corporation	N/A	100 shares	100 shares	100%*

AGS Acquisition Co.	Advantage Sales & Marketing Inc.	Corporation	2	100 shares of Common Stock	100 shares of Common Stock	100% **

Karman Intermediate Corp.	Advantage Sales & Marketing Inc.	Corporation	3	100 shares of Common Stock	100 shares of Common Stock	100%***

Advantage Sales & Marketing Inc.	ASM Canada, Inc.	Corporation	3C	65 shares of Common Stock	65 shares of Common Stock	100%
			4C	35 shares of Common Stock	35 shares of Common Stock	0%

Advantage Sales & Marketing Inc.	Advantage Sales & Marketing LLC	Limited liability company	N/A	N/A	100%	100%

*	It is anticipated that the Current Legal Owned Entity will be merged out of existence on or about the date hereof in accordance with Section 7.04(h) of the Credit Agreemens.
**	It is anticipated that Grantor will be merged out of existence on or about the date hereof in accordance with Section 7.04(h) of the Credit Agreement.
***	It is anticipated that Karman Intermediate Corp. will become direct parent of Advantage Sales &Marketing, Inc. on or about the date hereof in accordance with Section 7.04(h) of the Credit Agreement.

Sch. II-1

Grantor	Current Legal Owned Entities	Type of Organization	Certificate No.	No. of Shares/Interest Issued	No. Shares/ Interest Owned	Percent of Owned Interest Pledged

Advantage Sales & Marketing Inc.	ASM Sub LLC	Limited liability company	N/A	N/A	100%	100%‡

Advantage Sales & Marketing LLC	In-Store Opportunities, LLC	Limited liability company	N/A	N/A	100%	100%

Advantage Sales & Marketing LLC	Eventus Marketing LLC	Limited liability company	N/A	N/A	100%	100%

Advantage Sales & Marketing LLC	Advantage Sales LLC	Limited liability company	N/A	N/A	100%	100%

Advantage Sales & Marketing LLC	Tri-Venture Marketing LLC	Limited liability company	N/A	N/A	100%	100%

Advantage Sales & Marketing LLC	Program Sales LLC	Limited liability company	N/A	N/A	100%	100%

Advantage Sales & Marketing LLC	Advantage Waypoint LLC	Limited liability company	N/A	167,363.13 Class A Interests / 73,914.87 Class B Interests	164,932.13 Class A Interests / 73,914.87 Class B Interests	100%

‡	It is anticipated that ASM Sub LLC will be merged out of existence on or about the date hereof.

Sch. II-2

SCHEDULE III TO SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None.

Sch. III-1

SCHEDULE IV TO SECURITY AGREEMENT

UCC FILING OFFICES

Grantor	Jurisdiction of Filing

Karman Intermediate Corp.	Delaware

Karman Buyer Corp.	Delaware

AGS Hold Co.	Delaware

AGS Acquisition Co.	Delaware

Advantage Sales & Marketing Inc.	Delaware

Advantage Sales & Marketing LLC	California

Advantage Waypoint LLC	Delaware

Sch. IV-1

EXHIBIT I TO SECURITY AGREEMENT

FORM OF FIRST LIEN SECURITY AGREEMENT SUPPLEMENT

SUPPLEMENT NO.      dated as of             , 20     (this “Supplement”), to the First Lien Security Agreement, dated as of July 25, 2014 (the “Security Agreement”), among KARMAN BUYER CORP., a Delaware corporation (the “Borrower”), KARMAN INTERMEDIATE CORP., a Delaware corporation (“Holdings”), the Subsidiary Guarantors from time to time party thereto and BANK OF AMERICA, N.A., as the Collateral Agent for the Secured Parties (as defined in the Credit Agreement) (together, with its successors and assigns, the “Collateral Agent”).

A.    Reference is made to (i) the First Lien Credit Agreement, dated as of July 25, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders party thereto from time to time, BANK OF AMERICA, N.A., as the Administrative Agent and the Collateral Agent, and the other agents and arrangers party thereto and (ii) the Guaranty (as defined in the Credit Agreement).

B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement, as applicable.

C.    The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 7.13 of the Security Agreement provides that additional Restricted Subsidiaries of the Grantors may become Grantors under the Security Agreement by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

Section 1. In accordance with Section 7.13 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects (except to the extent any such representation and warranty is qualified as to materiality, in which case such representation and warranty, to the extent qualified by materiality, shall be true and correct in all respects) on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified as to materiality, in which case such representation and warranty, to the extent qualified by materiality, shall be true and correct in all respects) as of such earlier date. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor as if originally named therein as a Grantor. The Security Agreement is hereby incorporated herein by reference.

Exh. I-1

Section 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

Section 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic (including .pdf or .tif file) transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4. The New Grantor hereby represents and warrants that the Perfection Certificate attached hereto and updated schedules to the Security Agreement attached hereto as Schedule I have been duly executed and delivered to the Collateral Agent and the information set forth therein, including the exact legal name of the New Grantor and its jurisdiction of organization, is correct and complete in all material respects as of the date hereof.

Section 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Section 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATION WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

Section 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement.

Section 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including all Attorney Costs of counsel for the Collateral Agent as provided in Section 7.03(a) of the Security Agreement.

Exh. I-2

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT SUPPLEMENT]

SCHEDULE I TO FIRST LIEN SECURITY AGREEMENT SUPPLEMENT

[ATTACH COMPLETED PERFECTION CERTIFICATE FOR NEW GRANTOR AND

ALL SCHEDULES TO SECURITY AGREEMENT, UPDATED FOR NEW GRANTOR]

EXHIBIT II TO SECURITY AGREEMENT

FORM OF PERFECTION CERTIFICATE

[To be attached].

Exh. II-1

EXHIBIT III TO SECURITY AGREEMENT

[FORM OF] FIRST LIEN TRADEMARK SECURITY AGREEMENT

This FIRST LIEN TRADEMARK SECURITY AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Trademark Security Agreement”), dated as of         , 20    , is made by [ 🌑 ] (the “Grantor”) in favor of Bank of America, N.A., as the Collateral Agent for the Secured Parties (as defined in the Credit Agreement) (together, with its successors and assigns, the “Collateral Agent”).

WHEREAS, the Grantor is party to that certain First Lien Security Agreement, dated as of July 25, 2014, among the Grantor, the other grantors party thereto and the Collateral Agent (as amended, restated, amended and restated, modified or supplemented from time to time, the “Security Agreement”); and

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantor, and has agreed to execute this Trademark Security Agreement for recording with the U.S. Patent and Trademark Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Terms. Capitalized terms used but not defined herein shall have the meanings given or given by reference in the Security Agreement.

SECTION 2. Grant of Security. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the Grantor’s right, title and interest in, to and under the Trademarks, including the trademark and service mark registrations and applications set forth on Schedule A attached hereto (the “Trademark Collateral”); provided that “Trademark Collateral” shall not include and the Security Interest shall not attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto (it being understood that after such filing and acceptance such intent-to-use application shall be automatically subject to the security interest granted herein and deemed to be included in the Trademark Collateral) or to any other Excluded Asset as provided under the Security Agreement.

SECTION 3. Recordation. The Grantor authorizes and requests that the Commissioner for Trademarks record this Trademark Security Agreement with the U.S. Patent and Trademark Office.

SECTION 4. Execution in Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Trademark Security Agreement by facsimile or electronic (including .pdf or .tif file) transmission shall be as effective as delivery of a manually signed counterpart of this Trademark Security Agreement.

Exh. III-1

SECTION 5. Security Agreement. This Trademark Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 6. Governing Law. THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST AND APPLICABLE FEDERAL LAWS PERTAINING TO TRADEMARKS).

SECTION 7. Intercreditor Agreement. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS TRADEMARK SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS TRADEMARK SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[Remainder of this page intentionally left blank]

Exh. III-2

IN WITNESS WHEREOF, the undersigned has executed this Trademark Security Agreement as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Accepted and Agreed:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT]

SCHEDULE A

Sch. A-1

EXHIBIT IV TO SECURITY AGREEMENT

[FORM OF] FIRST LIEN PATENT SECURITY AGREEMENT

This FIRST LIEN PATENT SECURITY AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Patent Security Agreement”), dated as of         , 20    , is made by [ 🌑 ] (the “Grantor”) in favor of Bank of America, N.A., as the Collateral Agent for the Secured Parties (as defined in the Credit Agreement) (together, with its successors and assigns, the “Collateral Agent”).

WHEREAS, the Grantor is party to that certain First Lien Security Agreement dated as of July 25, 2014, among the Grantor, the other grantors party thereto and the Collateral Agent (as amended, restated, amended and restated, modified or supplemented from time to time, the “Security Agreement”); and

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantor, and has agreed to execute this Patent Security Agreement for recording with the U.S. Patent and Trademark Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Terms. Capitalized terms used but not defined herein shall have the meanings given or given by reference in the Security Agreement.

SECTION 2. Grant of Security. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the Grantor’s right, title and interest in, to and under the Patents, including the patents and patent applications set forth on Schedule A attached hereto (the “Patent Collateral”); provided that “Patent Collateral” shall not include and the Security Interest shall not attach to any Excluded Assets as provided under the Security Agreement.

SECTION 3. Recordation. The Grantor authorizes and requests that the Commissioner for Patents record this Patent Security Agreement with the U.S. Patent and Trademark Office.

SECTION 4. Execution in Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Patent Security Agreement by facsimile or electronic (including .pdf or .tif file) transmission shall be as effective as delivery of a manually signed counterpart of this Patent Security Agreement.

SECTION 5. Security Agreement. This Patent Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the

Exh. IV-1

event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 6. Governing Law. THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST AND APPLICABLE FEDERAL LAWS PERTAINING TO PATENTS).

SECTION 7. Intercreditor Agreement. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS PATENT SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS PATENT SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[Remainder of this page intentionally left blank]

Exh. IV-2

IN WITNESS WHEREOF, the undersigned has executed this Patent Security Agreement as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Accepted and Agreed:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO PATENT SECURITY AGREEMENT]

SCHEDULE A

Sch. A-1

EXHIBIT V TO SECURITY AGREEMENT

[FORM OF] FIRST LIEN COPYRIGHT SECURITY AGREEMENT

This FIRST LIEN COPYRIGHT SECURITY AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Copyright Security Agreement”), dated as of         , 20    , is made by [ 🌑 ] (the “Grantor”) in favor of Bank of America, N.A., as the Collateral Agent for the Secured Parties (as defined in the Credit Agreement) (together, with its successors and assigns, the “Collateral Agent”).

WHEREAS, the Grantor is party to that certain First Lien Security Agreement dated as of July 25, 2014, among the Grantor, the other grantors party thereto and the Collateral Agent (as amended, restated, amended and restated, modified or supplemented from time to time, the “Security Agreement”); and

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantor, and has agreed to execute this Copyright Security Agreement for recording with the U.S. Copyright Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Terms. Capitalized terms used but not defined herein shall have the meanings given or given by reference in the Security Agreement.

SECTION 2. Grant of Security. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the Grantor’s right, title and interest in, to and under the Copyrights, including the copyright registrations and applications set forth on Schedule A attached hereto (the “Copyright Collateral”); provided that “Copyright Collateral” shall not include and the Security Interest shall not attach to any Excluded Assets as provided under the Security Agreement.

SECTION 3. Recordation. The Grantor authorizes and requests that the Register of Copyrights record this Copyright Security Agreement with the U.S. Copyright Office.

SECTION 4. Execution in Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Copyright Security Agreement by facsimile or electronic (including .pdf or ..tif file) transmission shall be as effective as delivery of a manually signed counterpart of this Copyright Security Agreement.

SECTION 5. Security Agreement. This Copyright Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the

Exh. V-1

event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 6. Governing Law. THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST AND APPLICABLE FEDERAL LAWS PERTAINING TO COPYRIGHTS).

SECTION 7. Intercreditor Agreement. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS COPYRIGHT SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS COPYRIGHT SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[Remainder of this page intentionally left blank]

Exh. V-2

IN WITNESS WHEREOF, the undersigned has executed this Copyright Security Agreement as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Accepted and Agreed:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT]

SCHEDULE A

Sch. A-1